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                                   Exhibit 11
                 Statement Re: Computation of Per Share Earnings

                                                        For the Nine Months Ended             For the Three Months Ended
                                                              September 30,                          September 30,
                                                       ------------------------------     ----------------------------------
                                                            1997               1996               1997              1996
                                                       ----------------   -----------     ----------------  ----------------
Primary:

Weighted Average Shares Outstanding                      10,449,715        10,211,249           10,529,196        10,322,972
Common Stock Equivalents:
    Options                                                 246,154           619,757              321,239           607,698
    Warrants                                                      -            65,243                    -            62,771
                                                     --------------    --------------       ---------------    -------------
                                                         10,695,869        10,896,249           10,850,435        10,993,441
                                                     ==============    ===============      ===============     ============
Net Income Applicable to Common Stock                $      24,213     $    8,297,842       $    4,797,109     $   4,747,832
                                                     ==============    ===============      ===============     ============

Per Share Earnings                                   $           -     $         0.76       $         0.44     $        0.43
                                                     ==============    ===============      ===============     =============

Fully diluted:

Weighted Average Shares Outstanding                      10,449,715        10,211,249           10,529,196        10,322,972
Common Stock Equivalents:
    Options                                                 246,154           736,654              321,239           612,872
    Warrants                                                      -            65,243                    -            62,771
Other Dilutive Securities:
    7.25% Subordinated convertible notes             not applicable             5,428       not applicable             1,306
    9% Senior convertible notes                       anti-dilutive         2,875,000            2,875,000         2,875,000
                                                      -------------    --------------       --------------     -------------
                                                         10,695,869        13,893,574           13,725,435        13,874,921
                                                      =============    ==============       ==============     =============

Net Income Applicable to Common Stock                 $      24,213     $   8,297,842       $    4,797,109     $   4,747,832
Interest expense addback - 9% senior
convertible notes                                     anti-dilutive         1,942,397              638,014           652,192
                                                      -------------     -------------       --------------     -------------
                                                      $     24,213      $  10,240,239       $    5,435,123     $   5,400,024
                                                      ============      =============       ==============     =============
Per Share Earnings                                    $          -      $        0.74       $         0.40     $        0.39
                                                      ============     ==============       ==============     =============




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